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                                                                       EXHIBIT B


                                   TRANSLATION
                               WERTPAPIERDARLEHEN

                                 SECURITIES LOAN

                          CONFIRMATION OF A TRANSACTION
           UNDER THE MASTER AGREEMENT FOR SECURITIES LOAN TRANSACTIONS
                                     BETWEEN
              HSBC TRINKAUS & BURKHARDT KGAA (,,HSBC") AND THE SAP
                       AG (,,SAP") DATED DECEMBER 16, 2002
                              (,,MASTER AGREEMENT")



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
Share                                                 Commerce One, Inc. (ISIN US2006932089 - new -)
number                                                1.749.444 (new after Reverse Split)

Lender                                                SAP
Borrower                                              HSBC

Transaction Date                                      December 23, 2002

Loan Fees                                             1,50% of the Value Adjustment (Cash Collateral) pursuant to section 4
within the meaning of section 5 Master Agreement      Master Agreement (see below)

Term:                                                 For the time being, with a termination notice of 3 Banking Days for the lender
                                                      (see section 7 Master Agreement)

Legal Basis:                                          Master Agreement (German law)

Delivery                                              Shares must be available on the Value Date (section 3 para. 1 Master
                                                      Agreement) at the depository of the borrower in the USA (in accordance with annex)

Value Adjustment within the meaning of section 4      Cash Collateral, calculated on the market value of the shares at the time of
Master Agreement by the borrower to the lender (Cash  this transaction; book entry on the account number 50/0660/007 of SAP AG with
Collateral)                                           HSBC Trinkaus & Burkhardt

Payment                                               of Value Adjustment (Cash Collateral) Immediately after delivery of the shares to the depository of the Borrower. If the delivery takes place after
                                                      16 hours CET, payment will be made on the next Banking Day

Adjustment of the market value of the shares within   Every two months on the respective first Banking Day, beginning on March 1,
the meaning of section 4 (2) (a) Master Agreement     2003

Interest rate for Value Adjustment (cash collateral)  On the basis of the daily officially fixed 2 months' Euro-Libor (the adjustment : will be made simultaneously to the adjustment of the Value
                                                      Adjustment (Cash Collateral), i.e. beginning on March 1, 2003
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US Securities Laws' Consideration

HSBC understands that Commerce One, Inc. is a United States Company whose shares are publicly traded in the United States and that SAP is an ,,affiliate" of Commerce One, Inc. (within the meaning of Rule 405 of the Securities Act of 1933, as amended (,,Securities Act")). As a result, HSBC acknowledges that the common stock of Commerce One, Inc. to which this transaction relates may be resold in compliance with the Federal Securities laws of the United States only if such securities are registered under the Securities Act, or if an exemption from the registration is available and HSBC agrees that it will conduct sales of the common stock accordingly. In this regard, HSBC confirms that it will take no action regarding the common stock of Commerce One, Inc. that would cause HSBC to be an "underwriter" as defined in section 2(a)(11) of the Securities Act. The re-delivery of the shares in accordance with the Master Agreement to SAP is exempt from the registration obligations under the Securities Act.


Walldorf, the 23.12.02                                      , the 23.12.02

SAP Aktiengesellschaft                    HSBC Trinkaus & Burkhardt KGaA

/s/ Werner Brandt                         /s/ Dr M. Bohm
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/s/ Michael Junge                         /s/ A. Angenendt
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